Distribution Agreement

Dated: March 15, 2006

     CinTel Corp., a State of Nevada corporation_(herein called "Company"), with offices at 9900 Corporate Campus Drive Suite 3000, Louisville KY, 40223, and InterSpace Computers, Inc., a Commonwealth of Kentucky corporation with offices at 2500 Technology Drive, Louisville, Kentucky 40299, (herein called "Distributor"), hereby agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, each of the following terms has the meaning set forth thereafter, such meaning to be equally applicable both to the singular and plural forms of the terms herein defined:



     "Agreement" means this agreement, together with all schedules hereto now or hereafter signed by Distributor and Company (all of which are herein incorporated by reference), as the same may be modified, amended or supplemented from time to time.

     "Products" means (i) those products marketed by Company which are described in Schedule I hereto and (ii) unless the context indicates otherwise, all spare and replacement parts sold by Company for Products.

     The terms "sale" and "resale" and any grammatical variant thereof shall include, without limitation, sales, contracts for sale, conditional sales, installment sales, rentals or leases, and any other arrangement whereby Products are placed at the disposal of the ultimate user.




     "Territory" means the area (country or parts thereof) referred to in
Schedule II hereto.

     "Distributor" means a single source transfer company between "Company" and "VARs". A distributor will be provided with service and sales support by Company. A Distributor will in turn provide service and sales support to VARs according to the terms and conditions of this Agreement.

*	"Value Added Reseller" (VAR) means a company that sells directly to customers and hardware, software or services offered by "Company" or "Distributor".  A VAR will be provided with service and sales support primarily by Distributor and secondarily by Company according to the terms and conditions of this Agreement.

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     ARTICLE II

     APPOINTMENT AS DISTRIBUTOR

     SECTION 2.01. Company hereby appoints Distributor as non-exclusive authorized distributor in the Territory for the sale of Products, and Distributor hereby accepts this appointment.



     SECTION 2.02. In return for its sales and support services as Distributor of the Products, Distributor shall be compensated by Company per the terms of
Schedule III, attached hereto and incorporated herein by reference.

     SECTION 2.03. Company expressly reserves the right to sell and deliver Products to any other entity, and nothing in this Agreement shall obligate Company to impose any restriction upon the use or resale of Products by a purchaser thereof from Company; the use or resale of Products in any area by such a purchaser shall not constitute breach of any provision of this Agreement by Company, and Company shall be under no obligation to procure the termination of such use or resale.

     SECTION 2.04. This Agreement does not in any way create the relationship of principal and agent, or any similar relationship, between Company and Distributor. Distributor covenants and warrants that it will not act or represent itself directly or by implication as agent for Company and will not attempt to create any obligation, or make any representation, on behalf of or in the name of Company. Distributor has no authority to appoint an associate distributor or subdistributor of Products.

     ARTICLE III

     SALES AND SERVICE

     SECTION 3.01. Distributor shall make best commercial efforts to sell and promote the sale of Products within the Territory. Distributor shall provide Company with a sales forecast at least three months in advance.

     SECTION 3.02. Distributor shall establish, staff, equip and maintain facilities for the sale of Products in the Territory. Such facilities shall be sufficient to enable Distributor to satisfy properly its sales responsibilities under this Agreement and shall be consistent with promoting the reputation of, and public confidence in, Products and Company.

     SECTION 3.03. Distributor shall establish, staff, equip and maintain an adequate service team to enable Distributor to provide technical support service for the Products.

     ARTICLE IV

     INVENTORY, MARKETING AND RELATED OBLIGATIONS

     SECTION 4.01. Distributor shall maintain, in the Territory, a stock of new Products and new parts

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therefor in such quantity and variety as shall be mutually agreed upon as reasonably necessary or desirable in order to meet the trade requirements in the Territory.

     SECTION 4.02. Company will offer periodic consultation and advice to Distributor in connection with Distributor's sales and will provide (a) technical, engineering and sales advice, (b) assistance and advice concerning promotional and training programs, (c) suggestions for new applications for Products, and (d) liaison between Distributor and Company. Company will furnish Distributor with a reasonable supply of price lists, sales literature, catalogues, information on Products and parts, recommendations as to stocking of Products and parts, specifications, instructions and procedures necessary to enable Distributor to furnish the proper engineering advice and assistance to its customers, advisory assistance with respect to installation and servicing of Product, and sales representatives who will call periodically on Distributor to render whatever similar assistance may be necessary to further Distributor's business. All demonstration equipment, manuals, instruction books, contract forms, interior and exterior advertising signs and other similar material furnished to Distributor by Company, whether furnished free of charge or not, shall remain the property of Company and upon request will be returned to Company by Distributor, subject to the provisions of Section 8.04 hereof in respect to reimbursement to Distributor for certain charges.

     SECTION 4.03. Company will offer to Distributor without cost, advice on the form of advertisements, preferred mediums and placement thereof. All trademark listings or display ads in telephone directories shall be mutually agreed upon by Distributor and Company.

     SECTION 4.04. All uses by Distributor in its advertising or elsewhere of Company's name or any trademark or trade name (or any mark or name closely resembling the same) now or hereafter owned or licensed by Company shall be subject to the prior written approval of Company. Distributor is not authorized to use any such trademark or trade name outside Distributor's Territory.

     SECTION 4.05. Distributor will keep records of its business relating to Products. From time to time during regular business hours, Company or its authorized representatives may examine such records and Distributor's accounts relating to the sale of Products. Within fifteen (15) days after the end of each month, Distributor shall provide for Company the name and address of each customer to whom Distributor has sold or delivered one or more Products during such month, or if Distributor has not sold or delivered any Products during such month, a statement to that effect. Upon request by Company, Distributor shall promptly furnish reports on sales, deliveries and uses of Products.

     ARTICLE V

     CONDITIONS OF SALE

     SECTION 5.01. The sale by Distributor of Products for the account of Company shall be subject to the provisions of this Agreement.

     SECTION 5.02. The prices of Products sold to Distributor as well as the prices of Products sold by Distributor for the account of Company shall be determined by Company from time to time.

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     SECTION 5.03. No purchase order received by Distributor from an end user or
VAR shall be binding on Company until accepted in writing by a duly authorized officer or employee of Company. Company may refuse to accept any purchase order for any reason. The minimum order quantities shall be Company's standard minimum as established from time to time and as in effect at the time of order acceptance.

     SECTION 5.04. Delivery by Company to Distributor of the Products shall be per the terms of Schedule IV, attached hereto and incorporated herein by reference.

     SECTION 5.05. Company shall give advance notice to Distributor regarding changes in prices and design. Company shall have the right, however, to change prices and design of Products, and shall have the right at any time to discontinue the manufacture or sale of any model or type of Product, to make changes in materials, and to add improvements, all without incurring any liability whatever, including any obligation to install or modify the same on Products previously ordered from Company. Distributor agrees not to alter or modify and Product purchased hereunder in any way which will impair or lessen the validity of the trademarks under which these Products are made or sold.

     SECTION 5.06. Distributor at its own cost and expense shall keep all of the Products in which Company has an interest, and which are under Distributor's direct or indirect control, insured under a standard policy, a physical loss, with loss payable to Company as its interest may appear, in an amount which shall be sufficient to prevent Company from sustaining any financial loss.

     SECTION 5.07. Distributor shall pay all license fees, sales, use, service use, occupation, occupation, service occupation, personal property, and excise taxes and any other fees, assessments or taxes which may be assessed or levied by any national, state or local government and any departments and subdivisions thereof, against any of the Products under Distributor's direct or indirect control, for sale for the account of Company.

     SECTION 5.08. Payment shall be made by Distributor's provision of L/C (Letter of Credit) at site in favor of Company, unless a different arrangement is agreed between Company and Distributor during purchase order. Payments from Distributor to Company shall be standard NET 60 terms.

     ARTICLE VI

     WARRANTIES

     SECTION 6.01. Company will keep Distributor informed of Company's warranty or warranties applicable to Products as in effect from time to time (such warranty or warranties, as the case may be, being herein called the "Warranty"), and Company will extend the appropriate Warranty to each customer who purchases Product from Distributor upon the purchase of that Product by such customer. Distributor will include the Warranty, in the form and content specified by Company, in each agreement for the sale of Products by Distributor, and will furnish a copy of the Warranty to the customer upon delivery of that Product.

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     SECTION 6.02. NO WARRANTIES, EXPRESS OR IMPLIED, OTHER THAN THOSE ABOUT
WHICH DISTRIBUTOR IS INFORMED PURSUANT TO SECTION 6.01 HEREOF, ARE GIVEN IN RESPECT OF PRODUCTS, AND ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE IS HEREBY EXPRESSLY DISCLAIMED.

     ARTICLE VII

     TERMINATION

     SECTION 7.01. This Agreement shall become effective as of the date hereof when executed by Distributor and Company and unless sooner terminated as hereinafter provided, this Agreement shall be in effect for a period of one (1) years from the date hereof and shall be automatically renewed from year to year thereafter subject at all times to the same rights of termination as hereinafter provided. Termination of this Agreement as hereinafter provided shall automatically terminate all schedules hereto.

     SECTION 7.02. Either party may terminate this Agreement without cause by giving the other party not less than three (3) months notice of termination.

     SECTION 7.03. Either party may terminate this Agreement immediately by delivering to the other party or its representative written notice of such termination in the event of the happening of any of the following:

     (a) Any attempted or successful transfer or assignment of this Agreement or any right or obligation hereunder or any sale, transfer, relinquishment, voluntary or involuntary, by operation of law or otherwise, of any interest in the direct or indirect ownership, control or active management of Company or Distributor without prior written approval of the other;

     (b) The execution by either party of an assignment for the benefit of creditors;

	(c) Failure by either party to pay, when due, any indebtedness owed to the other party, unless expressly waived in writing by the other party.

	SECTION 7.04. Notwithstanding any other provision of this Article VII, either party may terminate this Agreement for failure by the other party to perform or adhere to any of its obligations under this Agreement by notifying the other party of such default and allowing the other party thirty (30) days within which to cure such default. If such default is not cured within thirty
(30) days, the party who gave such notice of default may terminate this Agreement at any time thereafter upon notice to the other party. If the default is cured within such time period but thereafter repeated, the party who gave such notice of default may cancel this Agreement forthwith by notice.

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	ARTICLE VIII

	TRANSACTIONS AFTER TERMINATION

     SECTION 8.01. Any termination of this Agreement shall not release either party from paying any amount which may then be owing to the other party. In the event of any termination of this Agreement, all obligations owed by either party before termination shall become immediately due and payable on the effective date of termination whether otherwise then due or not.

     SECTION 8.02. In the event of termination of this Agreement by Company pursuant to Section 7.02 or Section 7.04 hereof, Distributor shall sell to Company, any and all Products or parts in Distributor's stock which are new, standard, unused, saleable and in good and usable condition, not obsolete, which are currently offered for sale by Company, within thirty (30) days after the effective date of termination, and Distributor shall promptly ship such Products and parts to a destination specified by Company in accordance with shipping instructions used by Company to Distributor. Company shall bear the cost of shipment of Products and parts.

     SECTION 8.03. Upon termination of this Agreement by Company, Distributor shall return to Company, at Company's cost, all Products and parts books, price lists, maintenance manuals, parts and service policy manuals, service bulletins, parts cross reference manuals, sales aids, and other publications of Company relating to Products or parts which Distributor has on hand. There will be no re-stocking fee from Distributor to company to return items. If Distributor terminated agreement it will be their responsibility to pay all costs in returning the listed items. Upon termination of this Agreement, Distributor shall return to Company each sign having any Company name or trademark (whether or not any such material or signs have been paid for in full by Distributor) and Distributor will discontinue all advertising of such Products and parts and remove from Distributor's place of business, at Distributor's expense, all reference to Company's names and trademarks.

	ARTICLE IX

	MISCELLANEOUS

     SECTION 9.01. This Agreement supersedes all prior or contemporaneous agreements, representations, warranties and understandings and contains the entire agreement between the parties hereto. No amendment, modification, termination, or waiver of any provision of this Agreement nor consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by duly authorized representatives of each party hereto and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Distributor in any case shall entitle it to any other or further notice or demand in similar or other circumstances. No failure or delay on the part of Company in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

     SECTION 9.02. This Agreement shall be binding upon and inure to the benefit of the parties

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hereto and their respective successors and assigns, except that neither party shall have the right to assign or otherwise transfer its rights hereunder or any interest therein without the prior written consent of the other party.

     SECTION 9.03. Neither Company nor Distributor shall by reason of the termination or non-renewal of this Agreement be liable to the other for compensation, reimbursement or damages on account of the loss of prospective profits, or anticipated sales or on account of expenditures, investments, leases, property improvements or commitments in connection with the business or good will of Company, Distributor, or otherwise.

     SECTION 9.04. All notices, requests, demands, directions and other communications provided for hereunder shall be in writing and shall be sufficient (and shall be deemed to have been duly given or made upon receipt) if delivered in person, by courier service, by cable, by telecopier, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the attention of the party intended as the recipient thereof at the address of such party set forth on the first page hereof, or at such other address or to the attention of such other person as such party shall have designated for such purpose in a written notice complying as to delivery with the terms of this Article.

     SECTION 9.05. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky, United States of, excluding its conflict of laws rules. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 9.06. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

	__________________________________________________________________________
	CinTel Corp., a State of Nevada Corporation 		InterSpace Computers, Inc.

	By: /s/ Sang Don Kim 		 			By: /S/ Joe Sykora II
	   ________________________________________		_________________________
      								Distributor
	Sang-Don Kim      					Joseph M. Sykora II
	Title:  Chief Executive Officer / President 		Title:  President


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	SCHEDULE I
	PRODUCTS

	All models and versions of iCache:


	Model No. (Series) NIC  Throughput   Height

Client Accelerator
(Forward Cache)
3000 Series 	3020	10/100		45Mbps	1U
		3030			75Mbps
5000 Series 	5010	10/100*2 	85Mbps	1U
		5020			130Mbps
7000 Series
		7010	10/100*2
			Giga NIC	140Mbps	3.5U
		7020			170Mbps
8000 Series	8010	10/100*2
			Giga NIC*2	200Mbps	3.5U
		8020	10/100*2
		Giga NIC*2		215Mbps	3.5U

Server Accelerator
(Reverse Cache)
5000 Series 	5010S	10/100*2	100Mbps	1U
7000 Series 	7010S	10/100*2
		Giga NIC		200Mbps
8000 Series 	8010S	10/100*2
		Giga NIC*2		300Mbps	3.5U

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	All models and versions of Venus EMASS:


	Model		Specification
Venus 50	CPU : Celeron 1.7GHz*1
		Memory : PCI2100/1600 DDR SRAM 512MB
		Disk : EIDE 80GB
		Lan : 10/100BT 2 port (Max. 3 port) 19" Standard 1U Rack Type

Venus 100	CPU : Pentium IV 2.4 GHz *1
		Memory : PCI2100/1600 DDR SRAM 1GB (Max. 2GB)
		Disk : EIDE 80GB
		Lan : 10/100BT 2 port (Max. 4 port)
		6 PCI Slots    19" Standard 3U Rack Type

Venus 200	CPU : Xeon 2.0GHz *2
		Cache : L2 512K
		Memory : Registered DDR2100/1600 1GB
		Lan : 10/100BT 2 port (Max. 4 port)
		64bit/133MHz PCI-X 2 slot, 64bit/100MHz PCI-X 1 slot, 32bit 33MHz PCI 1 slot
		19" Standard 3U Rack Type
Venus 200 Giga	CPU : Xeon 2.4GHz *2
		Cache : L2 512K
		Memory : Registered DDR2100/1600 1GB
		Lan : Gigabit 2 port (Max. 4 port)
		64bit/133MHz PCI-X 2 slot, 64bit/100MHz PCI-X 1 slot, 32bit 33MHz PCI 1 slot
		19" Standard 3U Rack Type


	ADDITIONALLY:  Any new products that CinTel agrees to bring to the US market.
These products will be reviewed with Distributor and agreed upon with an amendment to the original agreement.

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	SCHEDULE II
	TERRITORY

	All of the states of the United States & World-wide  (non-exclusive).

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	SCHEDULE III
	COMPENSATION

	Five (5%) of any sales amount for any quarter.


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	SCHEDULE IV
	DELIVERY TERMS

	Shipment of equipment from Company to Distributor:
	FOB Destination Louisville, Kentucky or other agreed upon location.

	The equipment will be shipped to the distributor via any means appropriate.
Coverage will be transferred to Distributor's control upon receipt from shipping company.  The Company will cover shipping costs to distributor.  Company will cover any and all customs/tariffs from origin to Distributor.

	Other agreed upon locations can be used if acceptable to both Company and Distributor.

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